UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 21, 2025

Star Equity Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35947	33-0145723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

53 Forest Ave, Suite 101

Old Greenwich, CT 06870

(Address of principal executive offices, including zip code)

(203) 489-9500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	STRR	NASDAQ Global Market
Series A Cumulative Perpetual Preferred Stock, par value $0.0001 per share	STRRP	NASDAQ Global Market
Series C Participating Preferred Stock, par value $0.0001 per share Purchase Rights

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§232.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On August 21, 2025, Star Equity Holdings, Inc. (“Star”) held a special meeting of stockholders (the “Special Meeting”). At the Special Meeting, Star stockholders approved a proposal to approve the Merger Agreement (the “Merger Proposal”).

Pursuant to satisfaction or waiver of the remaining closing conditions, Star intends to complete its previously announced merger with HSON Merger Sub, Inc. (“Merger Sub”), a wholly owned subsidiary of Hudson Global, Inc. (“Hudson”), pursuant to the Agreement and Plan of Merger, dated as of May 21, 2025 (the “Merger Agreement”), by and among Hudson, Star and Merger Sub. Upon the terms and subject to the conditions of the Merger Agreement, at 12:01 a.m. (EST) on August 22, 2025, at the effective time of the Merger (the “Effective Time”), Merger Sub will merge with and into Star, with Star continuing as the surviving corporation of the Merger under the name “Star Operating Companies, Inc.” as a wholly owned subsidiary of Hudson. Capitalized terms used herein but not defined have the meanings set forth in the Merger Agreement.

The foregoing description of the Merger and the Merger Agreement and the transactions contemplated thereby in this Current Report on Form 8-K is only a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and incorporated by reference herein.

As disclosed in greater detail in the joint proxy statement/prospectus filed with the SEC on July 23, 2025 (the “Joint Proxy Statement/Prospectus”) and distributed to the stockholders of both Hudson and Star, Jeffrey Eberwein, Hudson’s Chief Executive Officer and the holder of approximately 10% of Hudson’s common stock, is also a director and substantial stockholder of Star. The proposals listed below are described in more detail in the Joint Proxy Statement/Prospectus which was previously distributed to the stockholders of both Star and Hudson.

Of the 3,225,545 Star shares of Common Stock issued and outstanding as of the close of business on July 14, 2025, the record date for the Special Meeting, stockholders holding a majority of the Star Common Stock entitled to vote were present or represented by proxy at the Special Meeting, constituting a quorum for all matters to be presented at the Special Meeting. No broker non-votes were received.

Proposal 1 - Merger Proposal

The Merger Proposal was approved by the following vote:

For	Against	Abstain
1,788,515	90,748	988

Proposal 2 - Adjournment Proposal

In connection with the Special Meeting, the Board of Directors of Star also solicited proxies with respect to a proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the Merger Proposal if there are insufficient votes at the time of such adjournment to approve the Merger Proposal. The adjournment proposal was not submitted to Star stockholders for approval at the Special Meeting because Star stockholders approved the Merger Proposal, as noted above.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Title

2.1*	Agreement and Plan of Merger, dated May 21, 2025 (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC on May 22, 2025).

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Star agrees to furnish supplementally to the SEC a copy of any omitted schedule upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 21, 2025	Star Equity Holdings, Inc.

	By:	/s/ Richard K. Coleman, Jr.
Richard K. Coleman, Jr.
Chief Executive Officer